Exhibit 10.25

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this "Second Amendment") is entered into as of April 21, 2008, by and between NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 and formerly known as the Multi Employer Property Trust ("Landlord") and McKesson Automation Inc., a Pennsylvania corporation ("Tenant"), in consideration of the mutual covenants contained herein and the benefits to be derived here from.

WITNESSETH:

WHEREAS, TC Northeast Metro, Inc. ("TC"), a Delaware corporation, and Tenant entered into that certain Lease dated December 21, 2001 (the "Original Lease"), pursuant to which Tenant leased from TC approximately sixty-one thousand eight hundred eighty-seven (61,887) rentable square feet consisting of the entire third (3rd) and fourth (4th) floors (the "Initial Premises") of a certain building located at 500 Cranberry Woods Drive, Cranberry Township, Pennsylvania (referred to herein and in the Original Lease as the "Building"); and

WHEREAS, Tenant's obligations under the Lease have been guarantied by McKesson Corporation (the "Guarantor"), a Delaware corporation, pursuant to a certain Guaranty of Lease dated December 21, 2001 (the '"Guaranty"); and

WHEREAS, TC subsequently assigned all of its right, title and interest under the Lease and Guaranty to the Landlord pursuant to a certain Assignment and Assumption Agreement dated December 28, 2001 between TC and the Landlord; and

WHEREAS, Landlord and Tenant entered into a certain First Amendment to Lease dated February 8, 2005 (the "First Amendment") pursuant to which the Original Lease was amended to include the entire second (2nd) floor of the Building, consisting of approximately twenty-nine thousand nine hundred forty-six (29,946) rentable square feet (the "Expansion Premises") (the Original Lease as amended by the First Amendment is hereinafter referred to as the "Lease"); and

WHEREAS, as of the date hereof: the Tenant currently leases an aggregate of approximately ninety-one thousand eight hundred thirty-three (91,833) rentable square feet of the Building; and

WHEREAS, the Tenant desires to lease an additional ten thousand nine hundred eight (1 0,908) rentable square feet located on the first (1st) floor of the Building (the "Second Amendment Premises"); and

WHERE AS, Landlord and Tenant desire to amend the Lease as provided herein;

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both Landlord and Tenant, the parties hereto agree that the Lease shall be further amended as follows:

1.    Recitals/Defined Terms. The foregoing recitals shall be considered an integral part of this Second Amendment. Unless otherwise specifically stated in this Second Amendment, all capitalized terms in this Second Amendment shall have the meaning given to those terms in the Lease. In the event of any conflict between the Lease and this Second Amendment, the terms of this Second Amendment shall control.

2.    Second Amendment Premises.

(a)    Landlord and Tenant hereby agree to add the Second Amendment Premises to the Premises in two (2) stages, with (i) the first stage consisting of the addition to the Premises, as of the Second Amendment Expansion Commencement Date A (as hereinafter defined), of that portion of the Second Amendment Premises consisting of approximately six thousand one hundred twenty-one (6,121) rentable square feet shown on Second Amendment Exhibit A attached hereto ("Second Amendment Premises A"), and (ii) the second stage consisting of the addition to the Premises, as of the Second Amendment Expansion Commencement Date B (as hereinafter defined), of that portion of the Second Amendment Premises consisting of approximately four thousand seven hundred eighty-seven (4,787) rentable square feet shown on Second Amendment Exhibit A attached hereto ("Second Amendment Premises B"). Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Second Amendment Premises upon the terms and conditions of this Second Amendment.

(b)    As of the Second Amendment Expansion Commencement Date A, the entire Premises shall consist of approximately ninety-seven thousand nine hundred fifty-four (97,954) rentable square feet consisting of (i) the entire second (2nd), third (3rd) and fourth (4th) floors of the Building, and, (ii) a portion of the first (1st) floor of the Building containing approximately six thousand one hundred twenty-one (6,121) rentable square feet. On the Second Amendment Expansion Commencement Date A, Second Amendment Premises A shall become part of the Premises and, except as otherwise provided below, shall be subject to all of the terms and conditions of the Lease for the remainder of the Term.

(c)    As of the Second Amendment Expansion Commencement Date B, the entire Premises shall consist of approximately one hundred two thousand seven hundred forty-one (102,741) rentable square feet consisting of (i) the entire second (2nd), third (3rd) and fourth (4th) floors of the Building, and (ii) a portion of the first (1st) floor of the Building containing an aggregate of ten thousand nine hundred eight (10,908) rentable square feet. On the Second Amendment Expansion Commencement Date B, Expansion Premises B shall become part of the Premises and, except as otherwise provided below, shall be subject to all of the terms and conditions of the Lease for the remainder of the Term.

(d)    Notwithstanding anything to the contrary contained in the Lease, including but not limited to Section 1, neither Second Amendment Premises A nor Second Amendment

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Premises B shall be subject to remeasurement and the rentable square footage thereof as recited in Section 2(a) hereof shall be shall be final, conclusive and controlling.

(e)    Tenant acknowledges and agrees that this Second Amendment satisfies all of Landlord's obligations under Section 52 of the Lease as it relates to any right of Tenant thereunder to expand into all or any portion of the Second Amendment Premises.

3.     Term

(a)    Landlord and Tenant acknowledge, confirm and agree that the Term of the Lease, as previously extended to the Extended Lease Expiration Date (as defined in the First Amendment) expires on December 31, 2011.

(b)    The Term with respect to Second Amendment Premises A shall commence on the Second Amendment Expansion Commencement Date A (as hereinafter defined) and shall expire on December 31, 2011. Subject to subparagraphs l.4(b), l.4(c) and 1.4(d) of the Lease and subject to those provisions of Exhibit C relating to Tenant Delays, (i) if Tenant executes and delivers this Second Amendment to Landlord on or before April 21, 2008, the "Second Amendment Expansion Commencement Date A" shall be the earlier to occur of: (x) the date of Substantial Completion of Second Amendment Premises A; or (y) the date upon which Tenant commences the beneficial use and occupancy of all or any material part of Second Amendment Premises A (other than for Furniture Installation and Move-In). and (ii) if Tenant executes and delivers this Second Amendment to Landlord after April 21, 2008, the "Second Amendment Expansion Commencement Date A" shall be the earlier to occur of: (x) April 1, 2008, whether or not Landlord has achieved Substantial Completion of Second Amendment Premises A; or (y) the date upon which Tenant commences the beneficial use and occupancy of all or any material part of Second Amendment Premises A (other than for Furniture Installation and Move-In). Tenant acknowledges and agrees that the fixed commencement date as of April 1, 2008 for Second Amendment Premises A as aforesaid in the event that Tenant does not execute and deliver this Second Amendment to Landlord on or before April 21, 2008 was a material inducement for Landlord to enter into this Second Amendment and that Landlord would not have entered into this Second Amendment without such provision. Landlord shall deliver Second Amendment Premises A to Tenant upon the later of the Second Amendment Expansion Commencement Date A or the Substantial Completion of Second Amendment Premises A, provided, however, Landlord agrees to provide Tenant with access to Second Amendment Premises A for purposes of Furniture Installation and Move-In not less than fifteen (15) days prior to the date Landlord then estimates that Substantial Completion of Second Amendment Premises A will occur. Except as otherwise expressly provided in, or otherwise inconsistent with, this Second Amendment, and except to the extent not applicable to Second Amendment Premises A. for purposes of this paragraph any references in subparagraphs l.4(b), l.4(c) and l.4(d) of the Lease to the "Premises", "Commencement Date'', and "Exhibit C" shall be deemed instead to refer to "Second Amendment Premises A", "Second Amendment Expansion Commencement Date A", and Second Amended Exhibit C (as defined in Section 8 hereof), respectively.

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(c)        Promptly after the Second Amendment Expansion Commencement Date A, Landlord and Tenant shall execute a memorandum confirming the Second Amendment Expansion Commencement Date A. Such memorandum (the "Second Amendment Expansion Date Memorandum A") shall be in the form attached to this Second Amendment as Second Amendment Exhibit D. The failure of Tenant to execute the Second Amendment Expansion Date Memorandum A shall not affect Tenant's obligations under the Lease as amended by this Second Amendment. In no event shall Tenant record this Second Amendment or the Second Amendment Expansion Date Memorandum A.

(d)    The Term with respect to Second Amendment Premises B shall commence on the Second Amendment Expansion Commencement Date B (as hereinafter defined) and shall expire on December 31, 2011. Subject to subparagraphs l.4(b), l .4(c) and 1.4(d) of the Lease and subject to those provisions of Exhibit C relating to Tenant Delays, (i) if Tenant executes and delivers this Second Amendment to Landlord on or before April 21, 2008, the "Second Amendment Expansion Commencement Date B" shall be the earlier to occur of: (x) the later of (1) the date of Substantial Completion of Second Amendment Premises B or (2) October 1, 2008; or (y) the date upon which Tenant commences the beneficial use and occupancy of all or any material part of Second Amendment Premises B (other than for Furniture Installation and Move-In), and (ii) if Tenant executes and delivers this Second Amendment to Landlord after April 21, 2008, the "Second Amendment Expansion Commencement Date B" shall be the earlier to occur of: (x) October 1, 2008, whether or not Landlord has achieved Substantial Completion of Second Amendment Premises B; or (y) the date upon which Tenant commences the beneficial use and occupancy of all or any material part of Second Amendment Premises B (other than for Furniture Installation and Move-In). Tenant acknowledges and agrees that the outside fixed commencement date for Second Amendment Premises B as aforesaid in the event that Tenant does not execute and deliver this Second Amendment to Landlord on or before April 21, 2008 was a material inducement for Landlord to enter into this Second Amendment and that Landlord would not have entered into this Second Amendment without such provision. Landlord shall deliver Second Amendment Premises B to Tenant upon the later of the Second Amendment Expansion Commencement Date B or the Substantial Completion of Second Amendment Premises B, provided, however, Landlord agrees to provide Tenant with access to Second Amendment Premises B for purposes of Furniture Installation and Move-In not less than fifteen (15) days prior to the later of (1) the date Landlord then estimates that Substantial Completion of Second Amendment Premises B will occur or (2) October 1, 2008. Except as otherwise expressly provided in, or otherwise inconsistent with, this Second Amendment, and except to the extent not applicable to Second Amendment Premises B, for purposes of this paragraph any references in subparagraphs l .4(b), 1.4(c) and 1.4(d) of the Lease to the "Premises", "Commencement Date", and "Exhibit C" shall be deemed instead to refer to "Second Amendment Premises B", "Second Amendment Expansion Commencement Date B", and Second Amended Exhibit C, respectively.

(e)    Notwithstanding anything to the contrary contained herein, if Landlord achieves Substantial Completion of Second Amendment Premises B prior to October 1, 2008, then at any time after such Substantial Completion Tenant may elect to accelerate the Second Amendment Expansion Commencement Date B with respect to all (but not less than all) of Second

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Amendment Premises B. Unless otherwise mutually agreed, Tenant shall provide Landlord with at least five (5) business days advance written notice of such election.

(f)    Promptly after the Second Amendment Expansion Commencement Date B, Landlord and Tenant shall execute a memorandum confirming the Second Amendment Expansion Commencement Date B. Such memorandum (the "Second Amendment Expansion Date Memorandum B") shall be in the form attached to this Second Amendment as Second Amendment Exhibit E. The failure of Tenant to execute the Second Amendment Expansion Date Memorandum B shall not affect Tenant's obligations under the Lease as amended by this Second Amendment. In no event shall Tenant record this Second Amendment or Second Amendment Expansion Date Memorandum B.

4.    Tenant's Share.    Section 1.2 of the Lease is hereby amended by deleting the second sentence thereof and substituting in its stead the following:

"Tenant's Share shall be (a) for the period beginning on the Commencement Date and ending on the date immediately preceding the First Expansion Commencement Date, Fifty-One and 81/100 Percent (51.81%) (i.e., 61,887/119,444) based upon the Premises containing 61,887 rentable square feet, and the Building containing 119,444 rentable square feet; (b) for the period beginning on the First Expansion Commencement Date (i.e. August 8, 2005) and ending on the date immediately preceding the Second Expansion Commencement Date (i.e. May 14, 2006), Sixty-Four and 35/100 Percent (64.35%) (i.e., 76,860/119,444) based upon the Premises containing 76,860 rentable square feet, and the Building containing 119,444 rentable square feet; (c) for the period beginning on Second Expansion Commencement Date (i.e. May 15, 2006) and ending on the date immediately preceding the Second Amendment Expansion Commencement Date A, Seventy-Six and 88/100 Percent (76.88%) (i.e., 91,833/119,444) based upon the Premises containing 91,833 rentable square feet, and the Building containing 119,444 rentable square feet; (d) for the period beginning on the Second Amendment Expansion Commencement Date A and ending on the date immediately preceding the Second Amendment Expansion Commencement Date B, Eighty-Two and 01/100 Percent (82.01%) (i.e., 97,954/119,444) based upon the Premises containing 97,954 rentable square feet, and the Building containing 119,444 rentable square feet; and (e) for the period beginning on the Second Amendment Expansion Commencement Date B and continuing for the remainder of the Term, Eighty-Six and 02/100 Percent (86.02%) (i.e., 102,741/119,444) based upon the Premises containing 102,741 rentable square feet, and the Building containing 119.444 rentable square feet."

5.    Base Rent. The Lease is hereby amended by deleting Subsection 1.5.1 thereof in its entirety and substituting in its stead the following:

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"1.5.1 The rate per rentable square foot per annum, and the portion of the Lease Term during which such monthly Base Rent is payable shall be determined from the following tables.

Initial Premises
Applicable Portion of Lease Term			Annual Base Rent	Monthly Base Rent Installment (Annual - 12)
Beginning	Ending	Rate Per/Rentable Sq. Ft./Annum
March 23, 2003	December 31, 2008	$21.50	$1,330,570.50	$110,880.88
January 1, 2009	December 31, 2011	$22.75	$1,407,929.25	$117,327.44

Expansion Premises A
Applicable Portion of Lease Term Rate Per/Rentable			Annual Base Rent	Monthly Base Rent Installment (Annual - 12)
Beginning	Ending	Sq. Ft./ Annum
August 8, 2005	December 31, 2008	$21.50	$321,919.50	$26.826.63
January 1, 2009	December 31, 2011	$22.75	$340 635.75	$28.386.31

Expansion Premises B
Applicable Portion of Lease Term Rate Per/Rentable			Annual Base Rent	Monthly Base Rent Installment (Annual - 12)
Beginning	Ending	Sq. Ft./ Annum
March 15, 2006	December 31, 2008	$21.50	$321,919.50	$26.826.63
January 1, 2009	December 31, 2011	$22.75	$340 635.75	$28.386.31

Second Amendment Premises A
Applicable Portion of Lease Term Rate Per/Rentable			Annual Base Rent	Monthly Base Rent Installment (Annual – 12)
Beginning	Ending	Sq. Ft./ Annum
Second Amendment Expansion Commencement Date A	December 31, 2008	$21.50	$131,601.50	$10,966.79
January 1, 2009	December 31, 2011	$22.75	$139,252.75	$11,604.40

Second Amendment Premises B
Applicable Portion of Lease Term Rate Per/Rentable			Annual Base Rent	Monthly Base Rent Installment (Annual – 12)
Beginning	Ending	Sq. Ft./ Annum
Second Amendment Expansion Commencement Date B	December 31, 2008	$21.50	$102,920.50	$8,576.71
January 1, 2009	December 31, 2011	$22.75	$108,904.25	$9,075.35

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If the First Expansion Commencement Date, the Second Expansion Commencement Date, the Second Amendment Expansion Commencement Date A, or the Second Amendment Expansion Commencement Date B is a date other than the first day of a calendar month, Base Rent for Expansion Premises A, Expansion Premises B, Second Amendment Premises A, or Second Amendment Premises B (as applicable) for the partial month in which the applicable expansion commencement date occurs shall be prorated. Notwithstanding the foregoing, Landlord abated all Base Rent applicable to Expansion Premises A for the period from August 8, 2005 through October 3l, 2005 (the "Expansion Premises A Abatement Period").

Landlord and Tenant acknowledge, confirm and agree that the (a) the "First Expansion Commencement Date" as defined in the First Amendment was August 8, 2005, (b) the "Second Expansion Commencement Date" as defined in the First Amendment was May 15, 2006, and (c) the "Rent Adjustment Date" as defined in the First Amendment is January 1, 2009.

Notwithstanding the foregoing rent schedules, if Tenant validly exercises any of its renewal options as set forth in this Lease, Base Rent for the renewal term(s) shall be as set forth in Section 50 hereof"

6.    Base Year.

Without limiting the generality of the last sentences of each of subsections 2(b) and 2(c) hereof:

(a)    the Operating Costs Base Year applicable to Second Amendment Premises A and Second Amendment Premises B shall be the same Operating Costs Base Year applicable lo the entire Premises as in effect immediately prior to this Second Amendment (i.e. calendar year 2005); and.

(b)    the Real Estate Tax Base Year applicable to Second Amendment Premises A and Second Amendment Premises B shall be the same Real Estate Tax Base Year applicable to the entire Premises as in effect immediately prior to this Second Amendment (i.e. calendar year 2005), provided that if the Building has not been fully assessed as of the end of calendar year 2005, the Property Tax Base Year shall be the first tax year in which the Building is fully assessed.

7.    Notice Addresses. Section 1.8 of the Lease is hereby amended by substituting the following addresses for Landlord and Tenant:

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"If to Landlord:    NewTower Trust Company Multi-Employer Property Trust
c/o Kennedy Associates Real Estate Counsel, LP
Attention: Executive Vice President - Asset Management
1215 Fourth Ave., Suite 2400
Seattle, WA 98161
Facsimile: (206) 682-4769
with copies to:
NewTower Trust Company Multi-Employer Property Trust
c/o Kennedy Associates Real Estate Counsel, LP
Attn: Senior Vice President - Asset Management 7315 Wisconsin Avenue, Suite 350 West
Bethesda, MD 20814
Facsimile: (301) 656-9339
and
NewTower Trust Company Multi-Employer Property Trust
c/o NewTower Trust Company
Attn: President/MEPT or Patrick O. Mayberry
Three Bethesda Metro Center, Suite 1600
Bethesda, MD 2081 4
Facsimile: (240) 235-9961
and with a copy to Manager at:
CB Richard Ellis, Inc.
800 Cranberry Woods Drive, Suite 260
Cranberry Township, Pennsylvania 16066
Facsimile: (724) 778-4119

"If to Tenant    McKesson Automation, Inc.
c/o McKesson Corporation
One Post Street, 34th Floor
San Francisco, CA 94104
Attention: McKesson Real Estate
with copies to:

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CB Richard Ellis, Inc.
Attention: McKesson Lease Administration
5100 Poplar Avenue, Suite 1000
Memphis, TN 38137."

8.    Tenant Improvements.    Notwithstanding anything to the contrary contained in the Lease (including Section 17), (a) any improvements to be performed by Tenant to Second Amendment Premises A (or any portion thereof) prior to the Second Amendment Expansion Commencement Date A shall be governed by Exhibit C of the Lease as modified by Section 11 of this Second Amendment (referred to herein as "Second Amended Exhibit C"), (b) any improvements to be performed by Tenant to Second Amendment Premises B (or any portion thereof) prior to the Second Amendment Expansion Commencement Date B shall be governed by Second Amended Exhibit C, and (c) all other improvements performed by Tenant to the Second Amendment Premises shall be treated as Alterations to the Premises and thus governed by Article 15 of the Lease.

9.    Parking. Effective as of the Second Amendment Expansion Premises Commencement Date A, Tenant's parking allocation as set forth in Section 46 of the Lease shall be increased by an amount equal to five (5) parking spaces for each 1,000 square feet of rentable area of Second Amendment Premises A, and effective as of the Second Amendment Expansion Premises Commencement Date B, Tenant's parking allocation as set forth in Section 46 of the Lease shall be further increased by an amount equal to five (5) parking spaces for each 1,000 square feet of rentable area of Second Amendment Premises B. Such parking allocation remains subject to adjustment in the event of any reduction or further expansion of the Premises as provided in Section 46 of the Lease.

10. Renewal Option. Without limiting any other term or condition hereof, Landlord and Tenant acknowledge and agree that the renewal options granted to Tenant under Section 50 of the Lease remain in full force and effect and hereafter apply to the entire Premises then leased to Tenant (i.e., the Initial Premises, Expansion Premises A, Expansion Premises B, Second Amendment Premises A, and Second Amendment Premises B) as of the end of the Initial Term and the First Renewal Term, as applicable. Tenant shall have no right to exercise any such option to renew for less then the entire Premises then leased by Tenant pursuant to the Lease. As used herein and in the Lease, "Initial Term" hereafter shall mean and refer to the period beginning on the First Expansion Commencement Date and ending on the Extended Lease Expiration Date (i.e., December 31, 2011).

11.    Construction of Expansion Premises. Except as otherwise provided for herein, construction of tenant improvements to the Second Amendment Premises and all matters related thereto shall be handled in substantially the same manner as provided for under Exhibit C of the Lease ("Exhibit C") as if fully restated herein, but subject to the following modifications as to timing and other points of detail pertaining specifically to the Second Amendment Premises (or the applicable portion thereof), rather than the Initial Premises and/or the Expansion Premises.

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(a)    Except where the context requires otherwise, all references in Exhibit C to the "Premises" shall mean and refer to the Second Amendment Premises or the applicable portion thereof.

(b)    All references in Exhibit C to the "Approved Design Schedule'' shall mean the approved schedule for the preparation, review and approval of the Construction Documents as set forth in Second Amendment Schedule C-1 attached hereto.

(c)    All references in Exhibit C to the "Approved Schedule" shall mean the approved schedule for Completion of Landlord's Work as set forth in Second Amendment Schedule C-1 attached hereto.

(d)    All references in Exhibit C to the "Approved Schematic Drawings" shall mean the as built plans attached hereto as Second Amendment Schedule C-3.

(e)    There shall be no Base Building Construction Contract or Base Building GC for the remaining Base Building Improvements. The parties agree that any remaining Base Building Improvements that have not yet been completed for the Second Amendment Premises shall be completed by the TI GC pursuant to the TI Construction Contract, but pursuant to a separate scope of work which shall be bid separately from the Landlord's TI Work.

(f)    The last sentence of the definition of "Excess TI Costs" shall be deemed amended substituting "Part IV" in place of "Part VII".

(g)    All references in Exhibit C to the "Landlord's Architect" shall mean, initially, The Design Alliance, and any other architect selected by Landlord to replace or supplement such architect.

(h)    All references in Exhibit C to the "Tenant's Architect" shall mean, initially, The Design Alliance, and any other architect selected by Tenant to replace or supplement such architect, subject to Landlord's reasonable consent.

(i)    The "Steel Erection Completion Deadline" shall have no application to the Second Amendment Premises.

(j)    All references in Exhibit C to the 'Test-Fit Allowance" shall have no applicability to the Second Amendment Premises, and Landlord shall have no obligation to provide any Test Fit Allowance with respect to the Second Amendment Premises.

(k)    All references in Exhibit C to the "TI Allowance" shall mean (i) with respect to Second Amendment Premises A, an amount equal to the product of (1) One Hundred Twenty Eight Thousand Five Hundred forty-One and 00/100 Dollars ($128,541.00) (calculated based upon Twenty-One and 00/100 Dollars ($21.00) per rentable square foot of the Second Amendment Premises A), times (2) a fraction, the numerator of which is the number of full months remaining in the Term (exclusive of any Renewal Terms) as of Second Amendment

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Expansion Commencement Date A and the denominator of which is sixty-four (64), and (ii) with respect to Second Amendment Premises B, an amount equal to the product of (1) One Hundred Thousand Five Hundred Twenty-Seven and 00/100 Dollars ($100,527.00) (calculated based upon Twenty-One and 00/100 Dollars ($21.00) per rentable square foot of the Second Amendment Premises B), times (2) a fraction, the numerator of which is the number of full months remaining in the Term (exclusive of any Renewal Terms) as of Second Amendment Expansion Commencement Date B and the denominator of which is sixty-four (64). By way of examples only, (A) if the Second Amendment Expansion Commencement Date A is April 1, 2008, the TI Allowance with respect to Second Amendment Premises B shall be Ninety Thousand Three Hundred Eighty and 80/100 Dollars ($90,380.39) calculated as follows: $128,541.00 x (45/64) = $90,380.39, and (B) if the Second Amendment Expansion Commencement Date B is October 1, 2008, the TI Allowance with respect to Second Amendment Premises B shall be Sixty-One Thousand Two Hundred Fifty-Eight and 64/100 Dollars ($61,258.64) calculated as follows: $100,527.00 x (39/64) = $61,258.64.

(l)    All references in Exhibit C to the "TI Construction Contract" shall mean the construction contract entered into with the TI GC for the construction of the Landlord's TI Work and the remaining Landlord's Base Building Work, provided that such TI Construction Contract shall contain a separate scope of work for Landlord's Base Building Work which shall be priced separately from the Landlord's TI Work.

(m)    The definition of "TI GC" shall be deemed amended by deleting the word "by" from the first line thereof.

(n)    Section 1.F. entitled "Timing" shall have no application to the Second Amendment Premises.

(o)    Section 111.B shall be replaced with the following:

"B.    Effect of Delay. To the extent any phase of Landlord's Work is not Substantially Completed as of the date indicated within the Approved Schedule, the following provisions shall apply:

(i)    Provided that Tenant has executed and delivered this Second Amendment to Landlord on or before April 21, 2008, if and to the extent Substantial Completion of Second Amendment Premises A is delayed beyond the date set forth in the Approved Schedule, then the Second Amendment Expansion Commencement Date A shall be the date upon which Substantial Completion of the Landlord's Work occurs with respect to Second Amendment Premises A, and notwithstanding anything herein to the contrary. such delay (whether or not constituting Landlord Delay) shall not (X) otherwise result in or give rise to any rent abatement or any damages or penalties payable by Landlord to Tenant, nor (Y) constitute a default by Landlord under this Lease; provided that to the extent such delay is caused by Tenant Delay(s), the Second Amendment Expansion

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Commencement Date A shall be deemed to be the date upon which Landlord's Work with respect to Second Amendment Premises A would have been Substantially Completed (and Tenant permitted to lawfully occupy Second Amendment Premises A) but for such Tenant Delay(s). However, if Tenant executes and delivers this Second Amendment to Landlord after April 21, 2008 and Substantial Completion of Second Amendment Premises A is delayed beyond the date (if any) set forth in the Approved Schedule, then notwithstanding anything herein to the contrary, such delay (whether or not constituting Landlord Delay) shall not (X) delay the occurrence of Second Amendment Expansion Commencement Date A or otherwise result in or give rise to any rent abatement or any damages or penalties payable by Landlord to Tenant, nor (Y) constitute a default by Landlord under this Lease.

(ii)    Provided that Tenant has executed and delivered this Second Amendment to Landlord on or before April 21, 2008, if and to the extent Substantial Completion of Second Amendment Premises B is delayed beyond the date set forth in the Approved Schedule, then the Second Amendment Expansion Commencement Date B shall be the date upon which Substantial Completion of the Landlord's Work occurs with respect to Second Amendment Premises B, and notwithstanding anything herein to the contrary, such delay (whether or not constituting Landlord Delay) shall not (X) otherwise result in or give rise to any rent abatement or any damages or penalties payable by Landlord to Tenant, nor (Y) constitute a default by Landlord under this Lease; provided that to the extent such delay is caused by Tenant Delay(s), the Second Amendment Expansion Commencement Date B shall be deemed to be the date upon which Landlord's Work with respect to Second Amendment Premises B would have been Substantially Completed (and Tenant permitted to lawfully occupy Second Amendment Premises B) but for such Tenant Delay(s). However, if Tenant executes and delivers this Second Amendment to Landlord after April 21, 2008 and Substantial Completion of Second Amendment Premises B is delayed beyond the date (if any) set forth in the Approved Schedule, then notwithstanding anything herein to the contrary, such delay (whether or not constituting Landlord Delay) shall not (X) delay the occurrence of Second Amendment Expansion Commencement Date B or otherwise result in or give rise to any rent abatement or any damages or penalties payable by Landlord to Tenant, nor (Y) constitute a default by Landlord under this Lease.

(p)    Section III.C shall have no application to the Second Amendment Premises

(q)    Notwithstanding anything to the contrary contained in Exhibit C or elsewhere in the Lease, except as expressly set forth in this Section l 1 (q), the TI Allowance shall be used solely to pay TI Costs associated with the performance of Landlord's TI Work for the Second

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Amendment Premises and the Construction Management Fee (as defined Section 11(r) hereof). To the extent costs expended by Landlord to construct Second Amendment Expansion Premises A are less than the TI Allowance allocated to Second Amendment Expansion Premises A pursuant to Section 11(k) of this Second Amendment, the unexpended amount shall be added to the TI Allowance allocated to Second Amendment Expansion Premises B pursuant to Section 11(k) of this Second Amendment. To the extent costs expended by Landlord to construct Second Amendment Expansion Premises B are less than the TI Allowance allocated to Second Amendment Premises B plus the unexpended portion of the TI Allowance allocated to Second Amendment Premises A, such excess amount may be expended on costs associated with the installation of data/voice cabling, security systems and other equipment integrated within Second Amendment Expansion Premises B (the "Miscellaneous TI Related Costs") provided that Tenant has requested funding of such Miscellaneous TI Related Costs and satisfied all Miscellaneous TI Related Costs Funding Requirements (as defined below) prior to the date which is six (6) months after the Second Amendment Expansion Commencement Date B; and, if after such further application, the full amount of the TI Allowance allocated to Second Amendment Expansion Premises A and Second Amendment Expansion Premises B still has not been utilized, Tenant be entitled to credit the unused amount against payments of Rent due under the Lease solely with respect to the Second Amendment Premises if, but only if, Tenant so directs Landlord in writing prior to the date which is six (6) months after the Second Amendment Expansion Commencement Date B. As used herein, "Miscellaneous TI Related Costs Funding Requirements" include the submission of invoices for the applicable work, including a letter from Tenant specifically approving such invoices and directing Landlord to pay a specified amount to a specified party, or requesting reimbursement for such expenses to the extent already paid by Tenant, together with certifications regarding completion (or partial completion) of such work by appropriate design professions, lien waivers (to the extent reasonably applicable to the type of expense being funded) which may be partial or final lien waivers depending upon the status of completion, and satisfaction or other reasonable and customary funding requirements invoked by Landlord's lender(s) and (if applicable) equity funding sources. In the event that Tenant fails to satisfy all Miscellaneous TI Related Costs Funding Requirements prior to the date which is six (6) months after the Second Amendment Expansion Commencement Date B, then Tenant shall have no further right to use any unexpended balance of the TI Allowance allocated to Second Amendment Premises A and/or Second Amendment Premises B for any Miscellaneous TI Related Costs. Further, if Tenant fails to direct Landlord in writing to apply any unexpended balance of the TI Allowance allocated to Second Amendment Premises A and/or Second Amendment Premises B against the Rent payable on account of the Second Amendment Premises prior to the date which is six (6) months after the Second Amendment Expansion Commencement Date B, then any remaining unexpended balance of the TI Allowance allocated to Second Amendment Premises A and/or Second Amendment Premises B shall be deemed forfeited by Tenant and Landlord shall have no further obligation on account thereof.

(r)    Tenant shall promptly reimburse Landlord for all reasonable costs, including architects, engineers', and consultants fees incurred by Landlord in connection with Landlord's review of the Tenant's TI Plans and/or any request from Tenant for a TI Change Order and all such costs shall constitute TI Costs. Tenant also agrees to pay the Landlord a construction

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management fee (the "Construction Management Fee") equal to four percent (4%) of the aggregate TI Costs for the Second Amendment Premises.

(s)    Notwithstanding anything to the contrary set forth in the Lease, as amended by the Second Amendment, Base Building Improvements shall include all of the improvements set forth in Second Amendment Schedule D attached hereto.

(t)    In the event of any inconsistency between Exhibit C and the Lease, the terms of Exhibit C as amended by this Second Amendment shall control.

12.    Surrender Obligations Relating to Landlord's Work. Without in any way limiting Tenant's obligations with respect to any portion of the Premises as in effect prior to this Second Amendment, Tenant acknowledges, confirms and agrees that, pursuant to Section 26.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall be obligated to remove any leasehold improvements that were constructed as part of Landlord's Work with respect to the Second Amendment Premises, or otherwise pursuant to Second Amended Exhibit C, and restore the Second Amendment Premises to its pre-existing condition if (a) such leasehold improvements are not standard Class A office improvements, and (b) Landlord notifies Tenant, at the time of its approval of the Construction Drawings pursuant to Second Amended Exhibit C, or any applicable change order, that Tenant would be required to remove such improvements upon surrender of the Second Amendment Premises.

13.    Consent of Guarantor. Contemporaneously with the execution of this Second Amendment, Tenant shall deliver to Landlord a consent in the form of Second Amendment Exhibit C attached hereto, duly executed by the Guarantor.

14.    Landlord's Authorized Agents. Notwithstanding anything contained in the Lease or this Second Amendment to the contrary, including without limitation, the definition of Landlord's Agents. only Kennedy Associates Real Estate Counsel, LP, the authorized signatory of this Second Amendment, and officers of NewTower Trust Company, the trustee of Landlord, are authorized to amend, renew or terminate the Lease, or to compromise any of Landlord's claims under the Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate the Lease, to compromise any of Landlord's claims under the Lease or to bind Landlord in any manner.

15.    Limitation on Recourse. Landlord has executed this Second Amendment by its authorized representative signing solely in a representative capacity. Notwithstanding anything contained in this Second Amendment or the Lease to the contrary, Tenant confirms that the covenants of Landlord under the Lease as amended hereby are made and intended, not as personal covenants of the Landlord's authorized representative or trustee, or for the purpose of binding such authorized representative or trustee personally, but solely in the exercise of the representative powers conferred upon such authorized representative and trustee by their principal. Notwithstanding anything contained in this Second Amendment or the Lease to the contrary, liability with respect to the entry and performance of the Lease (as amended hereby) by or on

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behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord's estate and equity interest in the Building. Neither Landlord nor any of Landlord's Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with the Lease as amended, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with the Lease as amended, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

16.    Brokers. Tenant was represented in the transaction evidenced by this Second Amendment by CB Richard Ellis, Inc. ("CB Richard Ellis"), a licensed real estate broker. Landlord also was represented in the transaction evidenced by this Second Amendment by CB Richard Ellis. Each party to this Second Amendment shall indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Second Amendment. Landlord shall be solely responsible for paying any commission or fee owed to CB Richard Ellis as Landlord's broker in connection with this Second Amendment, and CB Richard Ellis as Landlord's broker shall be responsible for any commission or fee payable to CB Richard Ellis in its capacity as Tenant's broker.

17.    Offer to Lease. The submission of this Second Amendment to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Second Amendment Premises or any portion thereof. This Second Amendment shall have no force or effect until: (a) is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

18.    Severability; Captions. If any clause or provision of this Second Amendment is detem1ined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Second Amendment shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Second Amendment a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Second Amendment are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

19.    Incorporation of Prior Agreement; Amendments. The Lease, together with this Second Amendment contains all of the agreements of the parties hereto with respect to any matter covered or mentioned therein or herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of the Lease as amended by this Second Amendment may be amended or added to except by an agreement in writing signed by the parties to the Lease or their respective successors in interest.

20.    Authority. Each individual executing this Second Amendment on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Second Amendment and that all corporate actions and consents required for execution of this

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Second Amendment have been given, granted or obtained. If requested by Landlord, Tenant shall, within ten (10) days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Second Amendment and the authority of the person executing this Second Amendment on its behalf.

21.    Ratification of Lease. The Lease, as herein amended, remains in full force and effect and is hereby ratified and reaffirmed in all respects.

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WHEREFORE, the parties set their hands and seals as of the date first written above.

LANDLORD

NEW TOWER TRUST COMPANY MULTI EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18

By:        Kennedy Associates Real Estate Counsel, LP, Authorized Signatory

By: Kennedy Associates Real Estate Counsel GP, LLC, its general partner

By: /s/ Jeanette R. Flory
Name: Jeanette R. Flory
Its: Senior Vice President

TENANT

MCKESSON AUTOMATION INC., a
Pennsylvania corporation

By: /s/ Nicholas A. Loiacono
Name: Nicholas A. Loiacono
Its: VP & Treasurer

List of Exhibits to Second Amendment

♦    Second Amendment Exhibit A - Drawing Showing Location of Second Amendment Premises A and Second Amendment Premises B
♦    Second Amendment Exhibit B - Intentionally Omitted
♦    Second Amendment Exhibit C - Form of Guarantor's Consent
♦    Second Amendment Exhibit D - Form of Lease Memorandum (Second Amendment Expansion Commencement Date A)
♦    Second Amendment Exhibit E -Form of Lease Memorandum (Second Amendment Expansion Commencement Date B)

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List of Schedules to Second Amendment

♦    Second Amendment Schedule C-1 - Approved Schedule
♦    Second Amendment Schedule C-3 - Approved Schematic Drawings
♦    Second Amendment Schedule D - Base Building Improvements

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